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                                [LOGO -- OILGEAR]



NEWS RELEASE                                 FOR ADDITIONAL INFORMATION CONTACT:
                                             David A. Zuege (414) 327-1700
FOR IMMEDIATE RELEASE


                    OILGEAR TO CLOSE LONGVIEW, TEXAS FACILITY

MILWAUKEE, WIS., AUGUST 27, 2002...The Oilgear Company (NASDAQ/NMS:OLGR) has announced its intention to cease operations at its Longview, Texas facility. Current employment at this facility is twenty-seven employees. The product lines produced there will be transferred to the Milwaukee plant or sold.

Oilgear acquired Petrodyne Corp. and the Longview facility in 1972. At its peak, the facility employed over 140 employees producing hydraulic systems for offshore drill rigs and other products. "We appreciate the hard work and dedication of our Longview employees over the years, and regret that the extremely difficult economic times have made this decision a necessity," said David A. Zuege, president and chief executive officer.

A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components, systems and electronic controls. The company serves customers in the primary metals, machine tool, automobile, aerospace, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the Company's international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company's ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; factors affecting the economy generally, including an economic slowdown and other conditions that could reduce demand for the Company's products; decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company's periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the company's filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the


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company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


         NEWS RELEASES AND PRODUCT INFORMATION FROM THE OILGEAR COMPANY

                    ARE AVAILABLE 24 HOURS A DAY ON-LINE AT:

                                 www.oilgear.com